Exhibit 99.1

EAGLE FINANCIAL SERVICES, INC. ANNOUNCES

2012 FIRST QUARTER FINANCIAL RESULTS

AND QUARTERLY DIVIDEND

Contact:	Kathleen J. Chappell, Vice President and CFO	540-955-2510
kchappell@bankofclarke.com

BERRYVILLE, VIRGINIA (April 20, 2012) – Eagle Financial Services, Inc. (OTC BULLETIN BOARD: EFSI), the holding company for Bank of Clarke County, whose divisions include Eagle Investment Group, announces first quarter 2012 financial results and a quarterly dividend. The Company’s common stock is listed for trading on the Over-the-Counter (OTC) Bulletin Board under the ticker symbol EFSI.

Financial Highlights:

	2012	2011
Three months ended:	Q1	Q4	Q1
Net income (000’s)	$1,714	$693	$1,167
Diluted EPS	$0.52	$0.21	$0.36
Net Interest Margin	4.56%	4.47%	4.39%
Total equity to assets	10.64%	10.23%	9.57%
Allowance for loan losses to total loans	2.13%	2.13%	1.80%
Provision for loan losses	$300	$900	$900

John R. Milleson, President and CEO, stated “I believe that the Company is off to an admirable start in 2012. The quarter’s net income of $1.7 million is the third highest in the 131 year history of the Bank and reflects an increase of $547,000 over the first quarter of 2011. Maintenance of our strong net interest margin has helped power our net income over the last few economically unstable years. We see slight improvements in the local economy and encouraging signs in loan demand. Additionally, we are excited about our move eastward into Loudoun County and the upcoming groundbreaking for our newest retail branch in Purcellville, VA later this year. We are also proud to continue to pay a strong dividend of $0.18 per share to our shareholders for this quarter.”

Net Interest Income and Net Interest Margin

Net interest income was $5.8 million for the quarter ended March 31, 2012 and $5.9 million for the quarter ended December 31, 2011. Although excess cash balances and scheduled cash flows from the investment portfolio have been utilized to fund higher yielding loan assets, loan yields have fallen when compared to those realized in the quarter ended December 31, 2011. Continued strict management of interest bearing liabilities has helped maintain net interest income levels and the net interest margin. Net interest income was $5.6 million for the quarter ended March 31, 2011.

Total loan interest income was $5.7 million for the quarter ended March 31, 2012, reflecting a decrease of $162,000 from the quarter ended December 31, 2011. Total loan interest income was $5.7 million for the quarter ended March 31, 2011. Average loans for the quarter ended March 31, 2012 were $413.5 million compared to $409.1 million at December 31, 2011. Total average accruing loans were $411.0 million for the quarter ended March 31, 2012 and $406.4 million at December 31, 2011. For the quarter ended March 31, 2011, total average loans were $408.2 million and average accruing loans were $400.7 million. The tax equivalent yield on average loans for the quarter ended March 31, 2012 was 5.55%, down 14 basis points from 5.69% for the quarter ended December 31, 2011 and down 17 basis points from the 5.72% average yield at March 31, 2011. Interest income from the investment portfolio was $1.1 million for the quarters ended March 31, 2012, December 31, 2011 and March 31, 2011. Average investments were $116.1 million for the quarter ended March 31, 2012 and $120.6 million for the quarter ended December 31, 2011. Average investments were $113.8 million for the quarter ended March 31, 2011.

Total interest expense for the three months ended March 31, 2012 was $912,000, a decrease of $179,000 from the quarter ended December 31, 2011. Total interest expense decreased $355,000 when comparing the quarter ended March 31, 2012 to the same period in 2011. The average cost of interest bearing liabilities decreased 13 basis points when comparing the quarter ended March 31, 2012 to the quarter ended December 31, 2011. The average balance of interest bearing liabilities decreased $15.4 million from the quarter ended December 31, 2011. The average cost of interest bearing liabilities decreased 32 basis points when comparing the quarter ended March 31, 2012 to the quarter ended March 31, 2011. The average balance of interest bearing liabilities decreased $17.5 million from the quarter ended March 31, 2011. During January 2012, the Company was able to utilize some of its excess cash balances to pay off a maturing $10.0 million Federal Home Loan Bank Advance. During December 2011, the Company called $9.0 million in brokered certificates of deposits. In addition, the Company has been diligently managing the cost of its interest bearing deposits. The combination of these factors has contributed to the decreased balance of interest bearing liabilities and their corresponding cost. The net interest margin was 4.56% for the quarter ended March 31, 2012 and 4.47% for the quarter December 31, 2011. For the quarter ended March 31, 2011 the net interest margin was 4.39%.

The Company’s net interest margin is not a measurement under accounting principles generally accepted in the United States, but it is a common measure used by the financial services industry to determine how profitably earning assets are funded. The Company’s net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%.

Asset Quality and Provision for Loan Losses

Nonperforming assets consist of nonaccrual loans, loans 90 days or more past due and still accruing, other real estate owned (foreclosed properties), and repossessed assets. Nonperforming assets increased from $5.0 million or 0.87% of total assets at December 31, 2011 to $5.3 million or 0.94% of total assets at March 31, 2012. This increase resulted primarily from the increase in loans that are 90 days or more past due. At March 31, 2012, the Bank had one loan 90 days or more past due and still accruing which went from $94,000 at December 31, 2011 to $449,000 at March 31, 2012. In addition, the loan is a commercial loan secured by commercial real estate and is currently in the process of collection. Non-performing assets were $8.7 million or 1.52% of total assets at March 31, 2011. During the first quarter of 2012, the Bank placed one residential real estate loan totaling $251,000 on non-accrual status. Management evaluates the financial condition of these borrowers and the value of any collateral on these loans. The results of these evaluations are used to estimate the amount of losses which may be realized on the disposition of these nonaccrual loans. Most of the non accrual loans are secured by real estate and have allocated specific allowances. Five real estate assets valued at $563,500 had been foreclosed upon during the first quarter of 2012 while the Bank sold two pieces of other real estate owned recorded at a net value of $142,000 during the same period.

The Company may, under certain circumstances, restructure loans in troubled debt restructurings as a concession to a borrower when the borrower is experiencing financial distress. Formal, standardized loan restructuring programs are not utilized by the Company. Each loan considered for restructuring is evaluated based on customer circumstances and may include modifications to one or more loan provision. Such restructured loans are included in impaired loans but may not necessarily be nonperforming loans. At March 31, 2012, the Company had 23 troubled debt restructurings totaling $10.1 million. All but one of the restructured loans are performing loans.

The Company realized $156,000 in net charge-offs for the quarter ended March 31, 2012 versus $48,000 for the three months ended December 31, 2011. The Company has a troubled credit group to monitor past due loans, identify potential problem credits, and develop action plans to work through its troubled loans as promptly as possible. Net charge-offs for the quarter ended March 31, 2011 were $734,000.

Provisions for loan losses were $300,000 for the three months ended March 31, 2012, compared to $900,000 for the quarter ended December 31, 2011. The provisions for loan losses for the quarter ended March 31, 2011 were $900,000. The amount of provision for loan losses during each quarter reflects the results of the Bank’s analysis used to determine the adequacy of the allowance for loan losses. The Company is committed to maintaining an allowance at a level adequate to mitigate any negative impact resulting from such increases and that adequately reflects the risk inherent in the loan portfolio.

Noninterest Income and Noninterest Expense

Noninterest income was $1.5 million for the quarter ended March 31, 2012 and $1.2 million for the quarter ended December 31, 2011. Other service charges and fees increased 13.0% or $93,000 from the quarter ended December 31, 2011. This increase is attributed to increases in various items included in this income category, including commissions on sales of non-deposit investments and credit card interchange fees. Net gains of $11,000 were recognized on the sales of repossessed assets for the quarter ended March 31, 2012. Net losses of $105,000 were recognized on the sales of repossessed assets for the quarter ended December 31, 2011 while net losses of $48,000 had been recognized on the sales repossessed assets for the quarter ended March 31, 2011. Noninterest income for the three months ended March 31, 2011 was $1.4 million.

Noninterest expense was $4.6 million for the quarter ended March 31, 2012. This represents a decrease of $783,000 or 14.5% from $5.4 million for the quarter ended December 31, 2011 and an increase of 2.4% from $4.5 million for the quarter ended March 31, 2011. Much of the decrease compared to the fourth quarter of 2011 is related to the decline in other outside service fees and one-tome expenses during the fourth quarter of 2011, including $140,000 for the purchase of employee retirement annuities and the expense of $91,000 of placement fees related to brokered certificates of deposits that were called. Since the quarter ended December 31, 2011 there has also been a decline in costs related to the review of the Bank’s loan portfolio by an outside firm due to a reduced number of reviews scheduled for 2012. Several other line items included in noninterest expense experienced decreases when comparing the quarter ended March 31, 2012 to the quarter ended December 31, 2011. The Company continues to diligently manage and monitor its other operating expenses.

Total Consolidated Assets

Total consolidated assets of the Company at March 31, 2012 were $560.2 million, which represented a decrease of $7.8 million or 1.4% from total assets of $568.0 million at December 31, 2011. At March 31, 2011, total consolidated assets were $571.3 million. Cash and due from banks decreased $10.7 million from $21.9 million at December 31, 2011. Most of this decrease resulted from the Company’s decision to pay off a maturing $10.0 million Federal home Loan Bank Advance during January. Total loans increased from $410.4 million at December 31, 2011 to $416.4 at March 31, 2012. Considering the current interest rate and competitive market environment, the Company has been conscientious about maintaining both its underwriting standards and its net interest margin and thereby cautious about the growth it has accepted in the loan portfolio. Total loans were $403.9 million at March 31, 2011.

Deposits and Other Borrowings

Total deposits, which include brokered deposits, were relatively unchanged at $448.2 million when compared to the quarter ended December 31, 2011. At March 31, 2011, total deposits were $440.6 million. The Company held $9.9 million in brokered deposits at March 31, 2012. At December 31, 2011 and March 31, 2011, brokered deposits were $9.9 million and $19.0 million, respectively.

Securities sold under agreement to repurchase were unchanged at $10.0 million for the quarters ended March 31, 2012 and December 31, 2011. Securities sold under agreement to repurchase were $14.1 million at March 31, 2011. Borrowings with the Federal Home Loan Bank of Atlanta decreased $10.0 million from December 31, 2011 to $32.5 million at March 31, 2012. Borrowings with the Federal Home Loan Bank of Atlanta were $52.3 million at March 31, 2011.

Equity

Shareholders’ equity at March 31, 2012 was $56.9 million and $58.1 million at December 31, 2011. Shareholder’s equity was $54.7 million at March 31, 2011. The book value of the Company at March 31, 2012 was $18.05 per common share. Total common shares outstanding were 3,320,600 at March 31, 2012. On April 18, 2012, the board of directors declared a $0.18 per common share cash dividend for shareholders of record as of April 30, 2012 and payable on May 14, 2012.

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and other filings with the Securities and Exchange Commission.

EAGLE FINANCIAL SERVICES, INC.

KEY STATISTICS

	For the Three Months Ended
	1Q12	4Q11	3Q11	2Q11	1Q11

Net Income (dollars in thousands)	$1,714	$693	$1,139	$1,323	$1,167
Earnings per share, basic	$0.52	$0.21	$0.34	$0.40	$0.36
Earnings per share, diluted	$0.25	$0.21	$0.34	$0.40	$0.36

Return on average total assets	1.23%	0.48%	0.78%	0.92%	0.84%
Return on average total equity	11.74%	4.76%	7.91%	9.58%	8.79%
Dividend payout ratio	34.62%	85.71%	52.94%	45.00%	50.00%
Fee revenue as a percent of total revenue	19.18%	18.53%	20.43%	20.65%	20.48%

Net interest margin(1)	4.56%	4.47%	4.34%	4.32%	4.39%
Yield on average earning assets	5.25%	5.28%	5.21%	5.26%	5.35%
Yield on average interest-bearing liabilities	0.94%	1.07%	1.15%	1.22%	1.26%
Net interest spread	4.31%	4.21%	4.06%	4.03%	4.09%
Tax equivalent adjustment to net interest income (dollars in thousands)	$212	$214	$214	$202	$193

Non-interest income to average assets	1.06%	0.88%	0.96%	1.08%	1.01%
Non-interest expense to average assets	3.31%	3.73%	3.13%	3.10%	3.25%

Efficiency ratio(2)	61.43%	72.60%	61.33%	60.70%	62.40%

(1)	The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent interest income is calculated by grossing up interest income for the amounts that are non taxable (i.e., municipal income) then subtracting interest expense. The rate utilized is 34%. See the table below for the quarterly tax equivalent net interest income and the reconciliation of net interest income to tax equivalent net interest income. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitable earning assets are funded. Because the Company earns a fair amount of non taxable interest income due to the mix of securities in its investment security portfolio, net interest income for the ratio is calculated on a tax equivalent basis as described above.
(2)	The efficiency ratio is not a measurement under accounting principles generally accepted in the United States. It is calculated by dividing non-interest expense by the sum of tax equivalent net interest income and non-interest income excluding gains and losses on the investment portfolio and sales of repossessed assets. The tax rate utilized is 34%. See the table below for the quarterly tax equivalent net interest income and a reconciliation of net interest income to tax equivalent net interest income. The Company calculates this ratio in order to evaluate its overhead structure or how effectively it is operating. An increase in the ratio from period to period indicates the Company is losing a larger percentage of its income to expenses. The Company believes that the efficiency ratio is a reasonable measure of profitability.

EAGLE FINANCIAL SERVICES, INC.

SELECTED FINANCIAL DATA BY QUARTER

	1Q12	4Q11	3Q11	2Q11	1Q11
BALANCE SHEET RATIOS
Loans to deposits	92.92%	91.52%	90.34%	89.44%	91.67%
Average interest-earning assets to average-interest bearing liabilities	136.42%	132.72%	132.26%	130.75%	130.62%
PER SHARE DATA
Dividends	$0.18	$0.18	$0.18	$0.18	$0.18
Book value	$18.05	$17.67	$17.61	$17.23	$16.76
Tangible book value	$18.05	$17.67	$17.61	$17.23	$16.76
SHARE PRICE DATA
Closing price	$20.75	$16.81	$16.10	$17.95	$16.22
Diluted earnings multiple(1)	9.98	20.01	11.84	11.22	11.26
Book value multiple(2)	1.15	0.95	0.91	1.04	0.97
COMMON STOCK DATA
Outstanding shares at end of period	3,320,600	3,300,692	3,306,853	3,297,098	3,279,940
Weighted average shares outstanding	3,316,005	3,305,189	3,302,082	3,286,551	3,274,898
Weighted average shares outstanding, diluted	3,321,687	3,312,290	3,311,472	3,294,331	3,281,586
CAPITAL RATIOS
Total equity to total assets	10.64%	10.23%	10.14%	9.70%	9.57%
CREDIT QUALITY
Net charge-offs to average loans	0.04%	0.01%	0.25%	0.09%	0.18%
Total non-performing loans to total loans	0.59%	0.62%	0.69%	1.21%	1.48%
Total non-performing assets to total assets	0.94%	0.87%	1.10%	1.47%	1.52%
Non-accrual loans to:
total loans	0.48%	0.60%	0.65%	1.09%	1.48%
total assets	0.36%	0.43%	0.46%	0.75%	1.04%
Allowance for loan losses to:
total loans	2.13%	2.13%	1.94%	1.95%	1.80%
non-performing assets	168.99%	176.06%	125.47%	91.58%	83.96%
non-accrual loans	445.46%	357.00%	299.47%	178.57%	121.97%
NON-PERFORMING ASSETS:
(dollars in thousands)
Loans delinquent over 90 days	$449	$94	$165	$492	$4
Non-accrual loans	1,995	2,449	2,635	4,387	5,966
Other real estate owned and repossessed assets	2,815	2,423	3,489	3,675	2,697
NET LOAN CHARGE-OFFS (RECOVERIES):
(dollars in thousands)
Loans charged off	$237	$327	$1,110	$684	$834
(Recoveries)	(81)	(279)	(117)	(341)	(100)
Net charge-offs (recoveries)	156	48	993	343	734
PROVISION FOR LOAN LOSSES (dollars in thousands)	$300	$900	$1,050	$900	$900
ALLOWANCE FOR LOAN LOSS SUMMARY
(dollars in thousands)
Balance at the beginning of period	$8,743	$7,891	$7,834	$7,277	$7,111
Provision	300	900	1,050	900	900
Net charge-offs (recoveries)	156	48	993	343	734
Balance at the end of period	$8,887	$8,743	$7,891	$7,834	$7,277

(1)	The diluted earnings multiple (or price earnings ratio) is calculated by dividing the period’s closing market price per share by total equity per weighted average shares outstanding, diluted for the period. The diluted earnings multiple is a measure of how much an investor may be willing to pay for $1.00 of the Company’s earnings.
(2)	The book value multiple (or price to book ratio) is calculated by dividing the period’s closing market price per share by the period’s book value per share. The book value multiple is a measure used to compare the Company’s market value per share to its book value per share.

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	Unaudited 3/31/2012	Audited 12/31/2011	Unaudited 9/30/2011	Unaudited 6/30/2011	Unaudited 3/31/2011

Assets
Cash and due from banks	$11,218	$21,941	$18,839	$39,769	$30,769
Federal funds sold	—	—	—	—	—
Securities available for sale, at fair value	110,157	117,655	123,699	116,783	113,360
Loans, net of allowance for loan losses	407,535	401,681	398,649	394,640	396,631
Bank premises and equipment, net	16,316	15,200	15,728	15,772	15,826
Other assets	14,949	11,546	14,421	15,407	14,752

Total assets	$560,175	$568,023	$571,336	$582,371	$571,338

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest bearing demand deposits	$112,735	$107,238	$104,153	$104,786	$103,568
Savings and interest bearing demand deposits	211,494	210,158	194,035	193,729	183,660
Time deposits	123,930	131,070	151,819	151,459	153,390

Total deposits	$448,159	$448,466	$450,007	$449,974	$440,618
Federal funds purchased and securities sold under agreements to repurchase	10,000	10,000	10,000	13,240	14,050
Federal Home Loan Bank advances	32,250	42,250	42,250	52,250	52,250
Trust preferred capital notes	7,217	7,217	7,217	7,217	7,217
Other liabilities	2,958	2,000	3,939	3,201	2,507
Commitments and contingent liabilities	—	—	—	—	—

Total liabilities	$500,584	$509,933	$513,413	$525,882	$516,642

Shareholders’ Equity
Preferred stock, $10 par value	$—	$—	$—	$—	$—
Common stock, $2.50 par value	8,253	8,217	8,224	8,199	8,159
Surplus	9,733	9,568	9,628	9,434	9,208
Retained earnings	38,492	37,374	37,276	36,730	35,997
Accumulated other comprehensive income	3,113	2,931	2,795	2,126	1,332

Total shareholders’ equity	$59,591	$58,090	$57,923	$56,489	$54,696

Total liabilities and shareholders’ equity	$560,175	$568,023	$571,336	$582,371	$571,338

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands)

Unaudited

	Three Months Ended
	3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011

Interest and Dividend Income
Interest and fees on loans	$5,675	$5,837	$5,750	$5,711	$5,731
Interest on federal funds sold	—	—	—	—	—
Interest and dividends on securities available for sale:
Taxable interest income	598	640	603	739	714
Interest income exempt from federal income taxes	360	367	367	336	327
Dividends	103	99	189	65	61
Interest on deposits in banks	3	6	11	13	6

Total interest and dividend income	$6,739	$6,949	$6,920	$6,864	$6,839

Interest Expense
Interest on deposits	$444	$548	$595	$635	$661
Interest on federal funds purchased and securities sold under agreements to repurchase	91	89	93	91	90
Interest on Federal Home Loan Bank advances	298	374	420	453	438
Interest on trust preferred capital notes	79	80	80	79	78

Total interest expense	$912	$1,091	$1,188	$1,258	$1,267

Net interest income	$5,827	$5,858	$5,732	$5,606	$5,572
Provision For Loan Losses	300	900	1,050	900	900

Net interest income after provision for loan losses	$5,527	$4,958	$4,682	$4,706	$4,672

Noninterest Income
Income from fiduciary activities	$240	$209	$189	$241	$268
Service charges on deposit accounts	352	395	406	396	387
Other service charges and fees	810	717	861	839	774
(Loss) Gain on the sale of bank premises and equipment	—	77	—	—	—
(Loss) on the sale of repossessed assets	11	(105)	(78)	(134)	(48)
(Loss) on sales of AFS securities	—	(88)	(8)	163	—
Other operating income	68	39	24	37	24

Total noninterest income	$1,481	$1,244	$1,394	$1,542	$1,405

Noninterest Expenses
Salaries and employee benefits	$2,613	$3,021	$2,688	$2,487	$2,413
Occupancy expenses	292	278	286	282	309
Equipment expenses	164	169	164	183	161
Advertising and marketing expenses	115	92	157	125	125
Stationery and supplies	71	71	53	69	99
ATM network fees	122	169	131	132	114
FDIC assessment	183	166	170	177	199
Other operating expenses	1,053	1,430	918	989	1,084

Total noninterest expenses	$4,613	$5,396	$4,567	$4,444	$4,504

Income before income taxes	$2,395	$806	$1,509	$1,804	$1,573
Income Tax Expense	681	113	370	481	406

Net income	$1,714	$693	$1,139	$1,323	$1,167

Earnings Per Share
Net income per common share, basic	$0.52	$0.21	$0.34	$0.40	$0.36

Net income per common share, diluted	$0.52	$0.21	$0.34	$0.40	$0.36

EAGLE FINANCIAL SERVICES, INC.

Average Balances, Income and Expenses, Yields and Rates

(dollars in thousands)

	For the Three Months Ended
	March 31, 2012			December 31, 2011			March 31, 2011
	Average Balance	Interest Income/ Expense	Average Rate	Average Balance	Interest Income/ Expense	Average Rate	Average Balance	Interest Income/ Expense	Average Rate
Assets:
Securities:
Taxable	$75,179	$2,819	3.75%	$79,430	$2,928	3.69%	$78,892	$3,146	3.99%
Tax-Exempt (1)	40,884	2,194	5.37%	41,151	2,209	5.37%	34,947	2,009	5.75%

Total Securities	$116,063	$5,013	4.32%	$120,581	$5,137	4.26%	$113,839	$5,155	4.53%
Loans:
Taxable	$406,120	$22,619	5.57%	$401,992	$22,964	5.71%	$395,604	$23,044	5.83%
Non-accrual	2,469	—	0.00%	2,721	—	0.00%	7,502	—	0.00%
Tax-Exempt (1)	4,867	313	6.43%	4,375	295	6.74%	5,101	300	5.89%

Total Loans	$413,456	$22,932	5.55%	$409,088	$23,259	5.69%	$408,207	$23,344	5.72%
Federal funds sold	226	—	0.00%	21	—	0.00%	—	—	0.00%
Interest-bearing deposits in other banks	5,291	12	0.23%	11,613	24	0.21%	10,673	24	0.55%

Total earning assets	$532,567	$27,957	5.25%	$538,582	$28,420	5.28%	$532,719	$28,523	5.35%
Allowance for loan losses	(8,901)			(8,238)			(7,360)
Total non-earning assets	36,285			43,721			36,800

Total assets	$559,945			$574,065			$562,159

Liabilities and Shareholders’ Equity:
Interest-bearing deposits:
NOW accounts	$75,651	$139	0.18%	$73,681	$136	0.18%	$69,966	$220	0.31%
Money market accounts	84,121	249	0.30%	82,925	297	0.36%	68,546	360	0.53%
Savings accounts	49,382	57	0.12%	47,604	55	0.12%	43,169	56	0.13%
Time deposits:
$100,000 and more	74,476	455	0.61%	57,746	531	0.92%	64,200	689	1.07%
Less than $100,000	53,815	887	1.65%	85,367	1,157	1.36%	87,985	1,357	1.54%

Total interest-bearing deposits	$337,444	$1,787	0.53%	$346,323	2,176	0.63%	$333,866	$2,682	0.80%
Federal funds purchased and securities sold under agreements to repurchase	10,606	366	3.45%	10,010	355	3.55%	14,493	363	2.51%
Federal Home Loan Bank advances	35,107	1,199	3.41%	42,250	1,486	3.52%	52,250	1,777	3.41%
Trust preferred capital notes	7,217	318	4.40%	7,217	317	4.40%	7,217	317	4.40%

Total interest-bearing liabilities	$390,374	$3,669	0.94%	405,800	4,334	1.07%	$407,826	$5,139	1.26%

Noninterest-bearing liabilities:
Demand deposits	108,376			106,369			98,518
Other Liabilities	2,444			4,163			1,968

Total liabilities	$501,194			$516,332			$508,312
Shareholders’ equity	58,751			57,733			53,847

Total liabilities and shareholders’ equity	$559,945			$574,065			$562,159

Net interest income		$24,288			$24,086			$23,384

Net interest spread			4.31%			4.21%			4.09%
Interest expense as a percent of average earning assets			0.69%			0.80%			0.96%
Net interest margin			4.56%			4.47%			4.39%

(1)	Income and yields are reported on a tax equivalent basis using a federal tax rate of 34%.

EAGLE FINANCIAL SERVICES, INC.

Reconciliation of Tax-Equivalent Net Interest Income

(dollars in thousands)

	Three Months Ended
	3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011

GAAP Financial Measurements:
Interest Income - Loans	$5,675	$5,837	$5,750	$5,711	$5,731
Interest Income - Securities and Other Interest-Earnings Assets	1,064	1,112	1,170	1,153	1,108
Interest Expense - Deposits	444	548	595	635	661
Interest Expense - Other Borrowings	468	544	593	623	606

Total Net Interest Income	$5,827	$5,857	$5,732	$5,606	$5,572

Non-GAAP Financial Measurements:
Add: Tax Benefit on Tax-Exempt Interest Income - Loans	$26	$25	$25	$29	$25
Add: Tax Benefit on Tax-Exempt Interest Income - Securities	186	189	189	173	168

Total Tax Benefit on Tax-Exempt Interest Income	$212	$214	$214	$202	$193

Tax-Equivalent Net Interest Income	$6,039	$6,071	$5,946	$5,808	$5,765